EXHIBIT 21


                  HOST MARRIOTT SERVICES CORPORATION
                        LISTING OF SUBSIDIARIES



               DOMESTIC                                  FOREIGN
-------------------------------------   -------------------------------------

Host International, Inc.                Host International of Canada, Ltd.

Host Marriott Tollroads, Inc.           Marriott Airport Concessions Pty Ltd.

Gladieux Corporation                    Host of Holland B.V.

Host International Inc. of Maryland     Horeca Exploitatie Maatschappij
                                           Schiphol, B.V.

Michigan Host, Inc.                     Marriott Airport Terminal Services, Inc.

The Gift Collection, Inc.               Host Services Pty Ltd.

Host Gifts, Inc.

Host Services of New York, Inc.

Sunshine Parkway Restaurants, Inc.

Host International, Inc. of Kansas

Las Vegas Terminal Restaurants, Inc.

Turnpike Restaurants, Inc.

Host Marriott Services U.S.A., Inc.

HMS Holdings, Inc.

Host Services, Inc.

Cincinnati Terminal Services, Inc.

Cleveland Airport Services, Inc.

Marriott Family Restaurants, Inc.



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